EXHIBIT 24 (b)(11)

                       CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in this Prospectus and Statement of Additional Information constituting parts of this Post-Effective Amendment No. 24 to the registration statement on Form N-1A (the "Registration Statement") of our reports dated May 22, 1997, relating to the financial statements and financial highlights appearing in the April 30, 1997 Annual Report to Shareholders of The AAL Capital Growth, Mid Cap Stock, Small Cap Stock, International, Equity Income, Bond, Municipal Bond, High Yield Bond and Money Market Funds (nine of the funds comprising The AAL Mutual Funds), which are also incorporated by reference into the Registration Statement. We also consent to the references to us under the headings "Financial Highlights" and "Custodian, Transfer Agent and Independent Accountants" in the Prospectus and under the heading "Independent Accountants" in the Statement of Additional Information.

/s/Price Waterhouse, LLP

Price Waterhouse, LLP
Milwaukee, Wisconsin
October 13, 1997